Exhibit 21.1

List of Subsidiaries of PIMCO Asset-Based Lending Company LLC (as of October 7, 2025)

Name of Subsidiary	Jurisdiction of Incorporation or Organization
PALCO Holding A LLC	Delaware
PALCO Holding B LLC	Delaware
PALCO Holding A Offshore LP	Cayman Islands
PALCO Holding A Offshore Ltd.	Cayman Islands
PALCO Holdings 1 LP	Delaware
PALCO Holdings 2 LP	Delaware
PALCO Holdings 3 LP	Delaware
PALCO Holdings 4 LP	Delaware
PALCO Strategies LP	Delaware
PALCO LVS 1 LP	Delaware
PALCO LVS 2 LP	Delaware
PALCO LVS 3 LP	Delaware
PALCO LVS 4 LP	Delaware
PALCO LVS 5 LP	Delaware
PALCO LVS 6 LP	Delaware
PALCO LVS 7 LP	Delaware
PALCO LVS 8 LP	Delaware
PALCO LVS 9 LP	Delaware
PALCO LVS 10 LP	Delaware
PALCO LVS 11 LP	Delaware
PALCO LVS 12 LP	Delaware
PALCO LVS 13 LP	Delaware
PALCO LVS 14 LP	Delaware
PALCO LVS 15 LP	Delaware
PALCO LVS 16 LP	Delaware
PALCO LVS 17 LP	Delaware
PALCO LVS 18 LP	Delaware
PALCO LVS 19 LP	Delaware
PALCO LVS 20 LP	Delaware
PALCO LVS 21 LP	Delaware
PALCO LVS 22 LP	Delaware
PALCO LVS 23 LP	Delaware
PALCO LVS 24 LP	Delaware
PALCO LVS 25 LP	Delaware
PALCO LVS 26 LP	Delaware
PALCO LVS 27 LP	Delaware
PALCO LVS 28 LP	Delaware
PALCO LVS 29 LP	Delaware
PALCO LVS 30 LP	Delaware
PALCO LVS 4 GP LLC	Delaware
PALCO LVS 5 GP LLC	Delaware
PALCO LVS 6 GP LLC	Delaware
PALCO LVS 7 GP LLC	Delaware
PALCO LVS 9 GP LLC	Delaware
PAL RL Holdings Trust 1	New York
PAL RL REI 1 LLC	Delaware
PAL RL Grantor Trust 1	New York
PAL RL Title Trust 1	New York
PAL RL REI 2 LLC	Delaware
PAL CL Trust 1	New York
Loan Funding Structure VIII LLC	Delaware